Exhibit 99.1

NEWS RELEASE

Golden Queen confirms no undisclosed information

VANCOUVER, BRITISH COLUMBIA – October 4, 2017 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (“Golden Queen” or “the Company”) announces that it is not aware of any material undisclosed information pertaining to the Company's operations.  Mining activities at the Company’s Soledad Mountain project are proceeding in the normal course and it is anticipated that the financial results of the third quarter of 2017 will be in line with those reported for the second quarter. Additional information on the results of Q3 operations will be announced in due course.

About Golden Queen Mining Co. Ltd.:

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: This news release contains forward-looking information and statements within the meaning of applicable Canadian and United States securities laws (herein referred to as "forward-looking statements") that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All information and statements in this news release that are not statements of historical fact may be forward-looking statements including statements as to the anticipated results of operations in the current third fiscal quarter. Such statements or information are only intentions and expectations of management and reflect the current beliefs of management and are based on information currently available to management. Actual results and events may differ materially from those contemplated by these forward-looking statements due to these statements being subject to a number of risks and uncertainties.